Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Bay Banks of Virginia, Inc.

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-112947, 333-155370 and 333-189688) and Form S-3 (No. 333-139895) of Bay Banks of Virginia, Inc. of our report dated March 28, 2016 with respect to the consolidated financial statements of Bay Banks of Virginia, Inc., which report appears in Bay Banks of Virginia, Inc. 2015 Annual Report on Form 10-K.

/s/ DIXON HUGHES GOODMAN LLP

Asheville, North Carolina
March 28, 2016